EXECUTIVE CHANGE OF CONTROL AGREEMENT


February 15, 1999

Mr. John B. Blystone
480 West Circle Drive
Muskegon, MI 49445

SPX Corporation (the "Company") recognizes that your contribution to its growth and success will be substantial and desires to assure your continued employment. In this regard, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change of Control (as defined in Section 2, below) may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including yourself, to their assigned duties without distraction, in the face of potentially disturbing circumstances arising from the possibility of a Change of Control.

Further, it is the intent of the Board in adopting this Agreement to assure the Company and its shareholders (i) of continuity of management in the event of any actual or threatened Change of Control and (ii) that key executive employees of the Company will be able to evaluate objectively whether a potential Change of Control is in the best interests of the shareholders.

In order to induce you to remain in the employ of the Company and to advance the interests of the Company and its shareholders by providing you with appropriate financial protection, the Board agrees that you shall receive the severance benefits set forth in this agreement ("Agreement") in the event that your employment is terminated due to a Change of Control.

1. Term of Agreement. This Agreement will become effective on the date hereof (the "Commencement Date") and shall continue in effect through the third anniversary of the Commencement Date (the "Date of Expiration"). However, on that initial Date of Expiration, and on each extended Date of Expiration thereafter, the term of this Agreement will be extended automatically for one additional year unless, not later than six (6) months prior to such Date of Expiration, the Company gives written notice to you that it has elected not to extend this Agreement. However, if a Change of Control occurs during the term of this Agreement, this Agreement will continue in effect for thirty-six (36) months beyond the end of the month in which the Change of Control occurred.

2. Change of Control of the Company. No benefits will be payable under the terms of this Agreement unless a Change of Control of the Company has occurred. A "Change of Control" shall be deemed to have occurred if:

     (a) Any "Person" (as defined below), excluding for this purpose the Company or any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity organized, appointed or established for or pursuant to the terms of any such plan which acquires beneficial ownership of common shares of the Company, is or becomes the "Beneficial Owner" (as defined below) of twenty percent (20%) or more of the common shares of the Company then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of common shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty percent (20%) or more of the common shares of the Company then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in common shares of the Company shall be deemed a Change of Control; and provided further that if the Board of Directors of the Company determines in good faith that a Person who has become the Beneficial Owner of common shares of the Company representing twenty percent (20%) or more of the common shares of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty percent (20%) or more of the common shares of the Company then outstanding, then no Change of Control shall be deemed to have occurred. For purposes of this paragraph (a), the following terms shall have the meanings set forth below:

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          (i)  "Person"  shall  mean any  individual,  firm,  limited  liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

          (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (iii)A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

               (A)  which  such  Person or any of such  Person's  Affiliates  or
                    Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange
                    Act);

               (B) which such Person or any of such Person's Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than rights under the Company's Rights Agreement dated June 25, 1996 with The Bank of New York, as amended), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (C) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (a)(iii)(B)(2), above) or disposing of any securities of the Company.

          Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), above, or paragraph (c), below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

     (c) Approval by the shareholders of (or if such approval is not required, the consummation of) (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets, (iii) a plan of merger or consolidation of the Company with any other corporation, or
          (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through (iv) of this paragraph (c) being referred to as a "Business Combination"), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least eighty percent (80%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

     Any other provision of this Agreement to the contrary notwithstanding, a "Change of Control" shall not include any transaction described in paragraph (a) or (c), above, where, in connection with such transaction, you and/or any party acting in concert with you substantially increase your, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal services).

3. Definitions. The following definitions shall be used in determining whether, under the terms of Section 4 hereof, you are entitled to receive Accrued Benefits and/or Severance Benefits:

     (a) Disability. "Disability" shall mean that, as a result of your incapacity due to physical or mental injury or illness, you shall have been absent from the full-time performance of your duties with the Company for at least six (6) consecutive months and, within thirty
          (30) calendar days after written notice of suspension is given, you shall not have returned to the full-time performance of your duties.

     (b) Retirement. "Retirement" shall mean your voluntary termination of your employment (other than for Good Reason, as defined below) at a time after you have reached age sixty-five (65).

     (c) Cause. "Cause" shall mean (i) your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from Disability or occurring after issuance by you of a Notice of Termination for Good Reason), after a demand for substantial performance is delivered to you that specifically identifies the manner in which the Company believes that you have not substantially performed your duties, and after you have failed to resume substantial performance of your duties on a continuous basis within fourteen (14) calendar days after receiving such demand, (ii) you willfully engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) your having been convicted of a felony which impairs your ability substantially to perform your duties with the Company. For purposes of this paragraph (c), no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

     (d) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purpose of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence within three (3) years following a Change of Control of the Company of any one or more of the following:

          (i) The assignment to you of duties inconsistent with your duties, responsibilities, and the status of your position as of the day prior to the Change of Control of the Company, or a reduction or alteration in the nature or status of your responsibilities from those in effect on the day prior to the Change of Control;

          (ii) A reduction by the Company in your base salary or in your most recent annual target incentive award opportunity as in effect on the date hereof or as the same shall be increased from time to time;

          (iii)The Company's requiring you to be based at a location in excess of two hundred and fifty (250) miles from the location where you are currently based;

          (iv) The failure by the Company to continue in effect the Company's Pension Plan, Retirement Savings Plan, Supplemental Retirement Savings Plan, Supplemental Retirement Plan, Executive EVA Incentive Compensation Plan, Stock Compensation Plan, any plans substituted for the above adopted prior to the Change of Control, or any other of the Company's employee benefit plans, policies, practices or arrangements in which you participate, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) to provide similar benefits has been made with respect to such plan(s); or the failure by the Company to continue your participation therein (or in such substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed as of the time of the Change of Control;

          (v) The failure of the Company to reinstate your employment in full (in the same capacity that you were employed, or in a mutually agreeable capacity) in the event that your employment was suspended due to a Disability and, within three years, you request to be reinstated and are ready, willing, and able to adequately perform your employment duties;

          (vi) The termination, replacement, or reassignment of twenty-five percent (25%) or more of the elected officers of the Company existing as of the day prior to a Change of Control, unless the officer is terminated due to death, Disability, or Retirement, or by the Company for Cause, or by the officer other than for Good Reason (all as herein defined);

          (vii)The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Section 5 hereof; and

          (viii) Any purported termination by the Company of your employment that is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (f), below, and for purposes of this Agreement, no such purported termination shall be effective.

          (ix) At any time during the one (1)-year period beginning thirty (30) days following a Change of Control, you shall be entitled to terminate your employment for any reason, and such termination shall be deemed to be for Good Reason for all purposes of this Agreement.

          Your right to terminate your employment pursuant to this paragraph (d) shall not be affected by your suspension due to Disability. Your continued employment shall not constitute a waiver of your rights with respect to any circumstance constituting Good Reason hereunder.

     (e) Notice of Termination. Any termination by the Company for Cause or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provisions so indicated.

     (f) Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination where required (but not less than thirty (30) calendar days following delivery of the Notice of Termination, except that termination for Cause may be effective immediately) or in any other case upon ceasing to perform services to the Company; provided that if within twenty (20) calendar days after any Notice of Termination one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by written agreement of the parties or by a binding and final arbitration decision. In the event that a dispute exists concerning the Date of Termination, you shall continue to receive your full compensation (including participation in all benefit and insurance plans in which you were participating) in effect when the notice giving rise to the dispute was given, until the Date of Termination is finally determined. In such event, you will be required to reimburse the Company for all compensation received beyond the finally determined Date of Termination either by direct cash reimbursement within thirty (30) calendar days of resolving the conflict or by appropriately reducing your remaining benefits to be received under the terms of this Agreement.

     (g) Earned Bonus Amount. For any year for which the Executive EVA Incentive Compensation Plan (the "EVA Plan") is in effect prior to the year during which a Change of Control occurs, your "Earned Bonus Amount" means your Declared Bonus for that year (as determined under the EVA Plan) multiplied by a fraction the numerator of which is your Bonus Award Earned for that year (as determined under the EVA Plan) and the denominator of which is your Available Bonus for that year (as determined under the EVA Plan). For the year during which a Change of Control occurs and any subsequent year, your "Earned Bonus Amount" means your Declared Bonus for that year (as determined under the EVA
          Plan).

4.   Compensation Upon Termination Following a Change of Control

     (a) Accrued Benefits. In the event that your employment is terminated for any reason during the term of this Agreement, following a Change of Control of the Company (as defined in Section 2 herein), you shall receive your Accrued Benefits through the Date of Termination. For purposes of this Agreement, your "Accrued Benefits" shall include the following:

          (i) All base salary for the time period ending with your Date of Termination, at the rate in effect at the time Notice of Termination is given or on the Date of Termination if no Notice of Termination is required;

          (ii) A bonus payment equal to one hundred percent (100%) of the greater of (A) your target bonus for the year in which the Date of Termination occurs, prorated based upon the ratio of the number of months (full credit for a partial month) you were employed during that bonus year to the total months in that bonus year, and (B) your Earned Bonus Amount for the year in which the Date of Termination occurs, calculated as if the Date of Termination were the end of that year for purposes of the EVA Plan;

          (iii)A cash equivalent of all unused vacation to which you were entitled through your Date of Termination;

          (iv) Reimbursement for any and all monies advanced in connection with your employment for reasonable and necessary expenses incurred by you on behalf of the Company for the time period ending with your Date of Termination;

          (v)  Any and all other cash earned through the Date of Termination and
               deferred  at  your   election   or   pursuant  to  any   deferred
               compensation plan then in effect;

          (vi) Credited service in the Company's Pension Plan (or its successor) through the Date of Termination for purposes of computing your accrued pension benefit;

          (vii)All  other   amounts  to  which  you  are   entitled   under  any
               compensation or benefit plan, program, practice or policy of the Company in effect as of the Date of Termination; and

          (viii) The payments provided for in paragraphs (i), (ii), (iii), (iv) and (v), above, shall be made not later than the tenth (10th) business day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code")) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) calendar day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the tenth (10th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     (b) Severance Benefits. In the event that your employment is terminated during the term of this Agreement following a Change of Control of the Company (as described in Section 2 herein), unless your termination is
          (i) because of your death, Disability, or Retirement; (ii) by the Company for Cause; or (iii) by you other than for Good Reason, you shall receive, in addition to your Accrued Benefits, the Severance Benefits. For purposes of this Agreement, your "Severance Benefits" shall include the following:

          (i) Your annual base salary at the rate in effect immediately prior to the Change of Control of the Company or, if greater, at the rate in effect at the time Notice of Termination is given, or on the Date of Termination if no Notice of Termination is required, multiplied by three (3);


          (ii) (A) The full amount of your individual Bonus Bank balance under the EVA Plan (or any successor plan) and (B) an amount equal to three (3) times the greatest of (I) the highest of your Earned Bonus Amounts for the three (3) years immediately preceding the year in which the Date of Termination occurs (the "Year of Termination") or (II) your target bonus under the EVA Plan (or any successor plan) for the Year of Termination or (III) your Earned Bonus Amount for the Year of Termination, calculated as if the Date of Termination were the end of that year for purposes of the EVA Plan;


          (iii)For a three (3)-year period after your Date of Termination, the Company will arrange to provide to you the same health care coverage you had prior to your termination, at the Company's expense, which includes, but is not limited to, hospital, surgical, medical, dental, and dependent coverages. For purposes of the Retirement Plan health care coverage, you will receive the same number of additional years of credited service, for computing your benefit, as normally computed under the terms of the Plan. Health care benefits otherwise receivable by you pursuant to this subparagraph (iii) shall be reduced to the extent comparable benefits are actually received by you from a subsequent employer during the three (3)-year period following your Date of Termination, and any such benefits actually received by you shall be reported to the Company;

          (iv) For a three (3)-year period after your Date of Termination, the Company will arrange to provide to you, at the Company's expense, life insurance coverage in the amount of two (2) times your base salary in effect at your Date of Termination and, at the end of the three (3)-year period, for the remainder of your life the Company will provide to you life insurance coverage in the amount of your base salary in effect at your Date of Termination;

          (v) Under the Company's Pension Plan and Supplemental Retirement Plan for Top Management, you will receive immediate full vesting as of your Date of Termination and receive three (3) additional full years of service credit for computing your accrued retirement benefit under both plans. Further, in computing the accrued retirement benefits under both plans, three (3) years will be added to your actual age, and the definition of "Final Average Pay" (base and bonus) shall be the greater of (A) your highest three (3)-year average or (B) the sum of your actual base salary in effect at your Date of Termination plus the greatest of the bonus amounts described in parts (B)(I), (II) and (III) of subparagraph (ii), above, with the additional benefits, to the extent not payable under the Pension Plan, to be paid through an additional unfunded arrangement at the same time and in the same manner as you have elected under the Pension Plan;

          (vi) Under the Company's Supplemental Retirement Savings Plan, you will receive a cash lump sum payment of the full balance (vested and unvested);

          (vii)Each stock option which you have been granted by the Company and which is not yet vested shall become immediately vested and exercisable and shall continue to be exercisable for the lesser of (A) two (2) years following your Date of Termination or (B) the time remaining until the originally designated expiration date, unless a longer exercise period is provided for in the applicable plan or award agreement;

          (viii) Any contractual restrictions placed on shares of restricted stock which you have been awarded pursuant to the Company's Stock Compensation Plan shall lapse as of your Date of Termination;

          (ix) If any portion of the Severance Payments (in the aggregate, "Total Payments") will be subject to the golden parachute "Excise Tax" imposed by Section 4999 of the Code, the Company shall pay to you an additional amount (the "Gross-Up Payment") such that the net amount retained by you after deduction of any Excise Tax (including any related penalties and interest) on the Total Payments (but not any federal, state, or local income tax on the Total Payments), and any federal, state, and local income tax and Excise Tax (including any related penalties and interest) on the Gross-Up Payment, shall be equal to the Total Payments. The determination of whether any Excise Tax will be imposed and of the amount of the Gross-Up Payment will be made by tax counsel selected by the Company's independent auditors and acceptable to you. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (A) any other payments or benefit received or to be received by you in connection with a Change of Control of the Company or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of such tax counsel such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code, and (B) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is made and state and local income taxes at the highest marginal rates of taxation in the state and locality of your residence (at the time at which the Gross-Up Payment is made) as effective for the calendar year in which the Gross-Up Payment is made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               The payments provided for in this subparagraph (ix) shall be made not later than thirty (30) calendar days following your Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by such tax counsel, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than sixty (60) calendar days after your Date of Termination. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the twentieth (20th) calendar day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). Notwithstanding the foregoing, the sixty (60)- day period for deferment of the Gross-Up Payment shall not preempt or otherwise eliminate your right to receive any other payments to which you are entitled under this subparagraph or otherwise under the terms of this Agreement and to receive additional Gross-Up Payments based on such additional payments pursuant to this subparagraph;

          (x) To the full extent permitted by law, the Company shall indemnify you (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by you in connection with the defense of any lawsuit or other claim to which you are made a party by reason of being or having been an officer, director or employee of the Company or any of its subsidiaries. In addition, you will be covered by director and officer liability insurance to the maximum extent that such insurance maintained by the Company from time to time covers any officer or director (or former officer or director) of the Company.

          (xi) You will be entitled to receive outplacement services, at the expense of the Company, from a provider reasonably selected by you.

          (xii)The Company also shall pay to you all legal fees and expenses incurred by you as a result of such termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder); and

          (xiii) The payments provided in paragraphs (i), (ii), (v) if a lump sum is elected, (vi) and (xii), above, shall be made not later than the tenth (10th) business day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the tenth (10th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). As all of the payments referenced in the first sentence of this subparagraph (xiii) are included for purposes of determining the Gross-Up Payment, the thirty (30)-day period identified above shall not preempt or otherwise eliminate your right to receive any other payments to which you are entitled under the terms of this Agreement and to receive additional Gross-Up Payments based on such additional payments.

     (c) Any provision in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if your employment with the Company is terminated within six (6) months prior to the date on which the Change of Control occurs, and if you reasonably demonstrate that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control,
          (ii) otherwise arose in connection with or anticipation of the Change of Control, or (iii) would not have occurred or would be less likely to have occurred if the Change of Control were not anticipated, then for all purposes of this Agreement the termination of your employment shall be deemed to have occurred following the Change of Control.

     (d) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this
          Section 4 be reduced by any compensation earned by you as the result of employment by another employer after your Date of Termination, or otherwise, with the exception of a reduction in your insurance benefits as provided in Section 4(b)(iii).

5.   Successors; Binding Agreements.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof employing you to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminated your employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed your Date of Termination.

     (b) This Agreement shall inure to the benefit of and be enforceable by your personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to your devisee, legatee or other designee or, if there is no such designee, to your estate.


6. No Funding of Benefits. Nothing herein contained shall require or be deemed to require the Company to segregate, earmark, or otherwise set aside any funds or other assets to provide for any payments to be made hereunder. Your rights under this Agreement shall be solely those of a general creditor of the Company. However, in the event of a Change of Control, the Company may deposit cash or property, or both, equal in value to all or a portion of the benefits anticipated to be payable hereunder into a trust, the assets of which are to be distributed at such times as are otherwise provided for in this Agreement and are subject to the rights of the general creditors of the Company.

7. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as legally shall be required.

8. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement.

9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Michigan.

10. Employment Rights. This Agreement shall not confer upon you any right to continue in the employ of the Company or its subsidiaries and, except to the extent that benefits may become payable under Section 4, above, shall not in any way affect the right of the Company or its subsidiaries to dismiss or otherwise terminate your employment at any time and for any reason with or without cause.

11. No Vested Interest. Neither you nor your beneficiaries shall have any right, title or interest in any benefit under this Agreement prior to the occurrence of all of the events specified herein as necessary conditions to such right, title or interest.

12. Prior Agreements. This Agreement contains the understanding between the parties hereto with respect to severance benefits in connection with a Change of Control of the Company and supersedes any prior such agreement between the Company (or any predecessor of the Company) and you, except that your Employment Agreement dated as of January 1, 1997, remains in full force and effect and is modified by this Agreement only in the respects and to the extent that this Agreement provides greater benefits or protection for you than does your Employment Agreement. If there is any discrepancy or conflict between this Agreement and any plan, policy and program of the Company (other than your Employment Agreement) regarding any term or condition of severance benefits in connection with a Change of Control of the Company, the language of this Agreement shall govern.

13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. However, you shall be entitled to seek in court specific performance of your right, pursuant to Section 3(f), above, to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

If this letter properly sets forth our agreement on the subject matter hereof, kindly date, sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject.

                                 Sincerely,

                                 SPX CORPORATION



                                  By /s/ Christopher J. Kearney
                                         Christopher J. Kearney
                                         Vice President, Secretary and
                                         General Counsel

Agreed to this 15th day of February, 1999.


By /s/ John B. Blystone
       John B. Blystone